Exhibit 10.3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mohammed Mohiuddin

Jabil Circuit, Inc.

10560 Dr. ML King Jr. Street North

St. Petersburg, FL 33716

Re: Jabil’s Transfer of Manufacturing Facility of Ulthera Products

Dear Mohammed,

As you are aware, Jabil Circuit Inc. (Jabil) and Ulthera, Inc. (Ulthera) entered into a Manufacturing Services Agreement, effective December 22, 2011 (Agreement). Since December 2011, Jabil has been manufacturing Ulthera’s products identified in Schedule I of the Agreement (Products) at its Tempe, Arizona facility.

Recently you informed us that Jabil has made the decision to shut down the Tempe facility and move Manufacturing Services to Jabil’s Guadalajara, Mexico facility. Jabil’s plans to shut down its Tempe facility, to move Manufacturing Services to Jabil’s Guadalajara facility and to implement such a transfer relative to the Products are not covered or contemplated by the Agreement. Yet, as part of this process, Jabil has been working to establish specific transfer plans for the Products and has engaged us in the planning of the transfer of Manufacturing Services to the Guadalajara facility (“Transfer”).

The purpose of this letter is to summarize the key terms of the understanding Jabil and Ulthera have reached pertaining to the transfer of Manufacturing Services from Jabil’s Tempe facility to the Guadalajara facility (Letter). This Letter is intended to supplement the Agreement for the purpose of the transfer of Manufacturing Services. Once the transfer is complete, Jabil and Ulthera agree to return to operating under the terms and conditions of the Agreement except as may be expressly stated differently in this Letter. Capitalized terms used in this letter which are not defined, are given the same meaning as in the Agreement.

We have agreed to the following:

A. Pricing

•	Jabil will hold the current Fee and Price Schedule of the Agreement until the Tempe facility is shutdown or the Transfer of manufacturing Products is complete, whichever occurs first, and regardless of volume of Products shipped from the Tempe facility. Any ECO occurring during the Transfer impacting the processes and material cost will be reviewed and agreed by Jabil and Ulthera and pricing will be adjusted accordingly. The current Fee and Price Schedule of the Agreement (Schedule I) is attached.

•	Pricing of the Product shipped from Jabil’s Guadalajara facility will remain at the current Fee and Price Schedule of the Agreement until [***]. New “Guadalajara” pricing, attached to this Letter as “Schedule I-Guadalajara”, shall be implemented starting [***] (“Guadalajara Pricing”). Guadalajara Pricing shall be established without regard for the [***] Jabil’s Guadalajara facility.

•	Jabil will hold the Guadalajara Pricing firm for [***] based on the current processes, material and implemented EAUs from Jabil’s Tempe facility. Any ECO reflecting changes in material (BOM) and processes or in volumes will be reviewed and agreed by Jabil and Ulthera and pricing will be adjusted accordingly.

B. Term & Termination

•	Jabil is committed to continue to manufacture Transducers at the Tempe facility until full production volumes are manufactured at the Guadalajara facility for [***] . “Full product volumes” shall be based on the Guadalajara facility attaining pre-determined product plans within [***] and shipping to Ulthera greater than [***] of the total volume ordered during the [***] and at least more than [***] of the volume ordered for at least one of the months.

•	Jabil is committed to manufacture the Product at Jabil’s Guadalajara site for [***] from the date of completion of the transfer.

C. Build Schedule

The table below is the agreed upon Build Schedule or estimated annual units of Products for 2014 to be manufactured between Jabil’s Tempe and Guadalajara facilities.

Product Description	Units of Product
Transducer	[***]
Controller & Hand Piece (Systems)	[***]

D. Import and Export

Once Product is ready to be shipped from Jabil’s Guadalajara site, Jabil and Ulthera agree that Section 8 of the Manufacturing Agreement shall be revised so that Jabil becomes responsible for obtaining import or export licenses necessary for shipment of Product and Ulthera will cooperate and support Jabil’s efforts. Shipments of Products shall be through Jabil’s freight forwarder at Ulthera’s expense, with Ulthera reserving the right to require use of its own freight forwarder. Jabil and Ulthera agree to enter into a formal amendment to Section 8 to reflect the change in responsibilities.

E. Payment

Jabil and Ulthera agree that throughout the Transfer and continuing for all Product manufactured and shipped from the Guadalajara facility, Jabil shall invoice in US dollars and Ulthera shall pay such invoices in US dollars regardless of the Agreement’s provision for currency policy.

F. Scrap Rate

Jabil and Ulthera agree to establish a baseline for scrap based upon average of actual scrap rates in the Tempe facility for January, February and March 2014 (“Scrap Baseline”). Any scrap in excess of the Scrap Baseline will be viewed by Jabil and Ulthera as a result of the manufacturing and learning curve experienced during the Transfer and will be Jabil’s sole responsibility.

G. Transfer Expenses

•	Jabil shall be solely responsible for costs and expenses incurred during the Transfer to include:

•	Training cost of direct and indirect labor employees and representatives at the Guadalajara facility including material(s) needed to train such employees and representatives

•	Travel cost incurred by Jabil employees and representatives

•	Process qualification costs (IQ, OQ and PQ) including licensing and regulatory filing for manufacturing services and ISO certification, build of “qualification”, non-sellable Units

•	Freight for shipping tools and material from Tempe facility to Guadalajara facility

•	Duplicate assembly fixtures

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Ulthera shall be solely responsible for costs and expenses incurred during the Transfer to include:

•	Capital equipment owned by Ulthera

•	Travel cost incurred by Ulthera’s employees

•	All regulatory submissions and certifications for the sale and distribution of the Products

We recognize despite all the advance planning both companies are making with regard to this Transfer of Manufacturing Services between Jabil’s facilities there is the opportunity for something to be overlooked or simply not work out as planned. We remain committed to working with Jabil to make this transfer as non-disruptive as possible. To that end, we appreciate your continued open communications throughout this Transfer so the companies can continue to cooperate and work through this Transfer together.

After review of this letter, please sign and return the enclosed copy to indicate your agreement with its content. If you have any questions or concerns, please contact (INSERT ULTHERA CONTACT NAME).

Regards,

/s/ William Fender

Bill Fender
VP, Operations

Attachments:

•	Current Fee & Pricing Schedule (Schedule I)(Ulthera-GDL-50KEAUTransducer-500Systems 10-21-13)

•	Guadalajara Pricing (Schedule I-Guadalajara)(Ulthera Transducer Controller Handheld Quote November 2014)

On behalf of Jabil Circuit, Inc., I have read this letter and agree that it properly represents the companies’ intentions and agreement.

By:	/s/ Mohammed Mohiuddin	Date: 01/16/2014
Name:	Mohammed Mohiuddin
(Print)
Title:	Sr. Business Unit Manager

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.